UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8–K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 3, 2006

UNITED AGRI PRODUCTS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	333-111710	47-0621017
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7251 W. 4th Street

Greeley, Colorado 80634

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (970) 356-4400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

Tender Offer and Consent Solicitation

On May 3, 2006, UAP Holding Corp. (“UAP Holdings”) and its wholly-owned subsidiary, United Agri Products, Inc. (“United Agri Products” and together with UAP Holdings, the “Companies”) jointly issued a press release relating to the commencement of tender offers (collectively, the “Tender Offers”) by the Companies for any and all of the outstanding $125,000,000 principal amount at maturity of 10 3/4% Senior Discount Notes due 2012 issued by UAP Holdings and the outstanding $203,500,000 principal amount of 8 1/4% Senior Notes due 2011 issued by United Agri Products (collectively, the “Notes”). In connection with such Tender Offers, the Companies are also soliciting consents from the holders of Notes to eliminate most of the restrictive covenants in the indentures under which the Notes were issued. The Tender Offers and consent solicitations are being made on the terms and subject to the conditions set forth in the Offer to Purchase and Consent Solicitation Statement dated May 3, 2006, and related documents.

The consummation of the Tender Offers and consent solicitations are subject to a number of conditions, as further described in the subject press release. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Commitment For Amended Credit Facilities

General

United Agri Products intends to replace its existing revolving credit facility and enter into a new senior secured term loan facility (collectively, the “Amended Credit Facilities”), the proceeds of which will be used to pay the tender offer consideration and related expenses and for general corporate purposes. On May 2, 2006, United Agri Products, entered into a commitment letter (the “Commitment Letter”) with two financial institutions (the “Lead Arrangers”), whereby the Lead Arrangers agreed to provide and syndicate the Amended Credit Facilities, the terms of which are described in more detail below. Notwithstanding the Commitment Letter, the Companies make no assurance that the Amended Credit Facilities will be consummated.

Description Of Amended Credit Facilities

The Amended Credit Facilities described in the Commitment Letter include: (a) a six year senior secured term loan facility in the aggregate principal amount of $175 million (the “Term Facility”), and (b) a five year senior secured asset based revolving credit facility in the aggregate principal amount of $675 million (the “Revolving Facility”), including $50 million for letters of credit. Availability of the Revolving Facility is subject to a borrowing base formula, which includes availability of an overadvance during certain periods. The Lead Arrangers’ commitments under the Commitment Letter terminate on the earlier of the date the definitive loan documents related to the Amended Credit Facilities become effective or June 30, 2006.

The Lead Arrangers’ financing commitments under the Commitment Letter are subject to the following, among other, conditions: (a) the preparation, execution and delivery of definitive loan documents incorporating substantially the terms of the Commitment Letter, (b) the absence of any material adverse effect on UAP Holdings and its subsidiaries, (c) the certification as to the solvency of United Agri Products and its subsidiaries and (d) the completion of the Tender Offers.

Scheduled Amortization Payments And Mandatory Prepayments

The Term Facility will provide for quarterly amortization payments totaling 1% per annum, with the balance payable upon the final maturity date.

In addition, the Amended Credit Facilities will require United Agri Products to prepay outstanding term loans:

•	if United Agri Products’ leverage ratio is greater than 3.5:1.0, with 50% of our excess cash flow, beginning with the fiscal year ended February 25, 2007; and

•	with 100% of the net cash proceeds of certain asset sales and dispositions if the total of such net cash proceeds would exceed $7.5 million in a given fiscal year.

Voluntary Prepayments And Reduction And Termination Of Commitments

United Agri Products will be able to voluntarily prepay loans and permanently reduce the loan commitments under the Amended Credit Facilities at any time without premium or penalty, subject to the payment of customary LIBOR breakage costs, if any. The revolving loan commitment will not be able to be reduced to less than the outstanding balance of revolving loans. In addition, United Agri Products will be able to terminate the revolving loan commitment without paying a premium or penalty upon prior written notice, and United Agri Products will be able to revoke or defer such notice. Upon termination of the revolving loan commitment, United Agri Products will be required to repay all outstanding revolving loans and to cash collateralize all outstanding letter of credit obligations.

Interest And Applicable Margins

The Commitment Letter provides that the interest rates with respect to the Amended Credit Facilities are based on, at United Agri Products’ option, (a) LIBOR plus the applicable margin (as defined below) and (b) the base rate, which will be the higher of (i) the rate publicly quoted by The Wall Street Journal as the “base rate on corporate loans posted by at least 75% of the nation’s 30 largest banks” and (ii) the Federal Funds rate plus 0.50%, plus the applicable margin.

The applicable margin for the Term Facility will be 2.00% for LIBOR advances and 0.75% for base rate advances. The Commitment Letter provides that the applicable margin for the Revolving Facility will be 1.25% for LIBOR advances and 0.00% for base rate advances, and the applicable margin for the overadvance will be 2.25% for LIBOR advances and 1.00% for base rate advances.

United Agri Products will have the option of requesting, subject to certain limitations, that loans be made as LIBOR loans, that any part of outstanding base rate loans (except swingline loans) be converted to LIBOR loans and that any outstanding LIBOR loan be converted to a base rate loan, subject to the payment of LIBOR breakage costs. With respect to LIBOR loans, interest is payable at the end of each applicable interest rate period, but in any event at least every three months. With respect to base rate loans, interest is payable on the first business day of each month. In each case, calculations of interest will be made on the basis of a 360-day year (365-day year in the case base rate loans), in each case for the actual number of days elapsed.

Fees

The Amended Credit Facilities will require the payment of the following fees:

•	certain administrative fees specified in a fee letter entered into with the Lead Arrangers or as otherwise agreed from time to time;

•	an unused line fee in an amount equal to an applicable unused line fee margin of 0.25% multiplied by the difference between the average daily amount by which the aggregate commitments exceed the outstanding revolving loans during the preceding month;

•	a letter of credit fee equal to the average daily undrawn face amount of all letter of credit obligations outstanding during the preceding month multiplied by a per annum rate of LIBOR plus 1.25%; and

•	customary administrative and other fees and charges.

Guarantees And Collateral

The obligations of United Agri Products and certain subsidiary borrowers will be guaranteed by UAP Holdings and its subsidiaries. The Revolving Facility will be secured by a first-priority lien in all accounts, inventory, general intangibles related to accounts and inventory and all proceeds of the foregoing (“Current Asset Collateral”) of UAP Holdings and its subsidiaries and a second priority lien (subject to certain exclusions and exceptions) on other assets and proceeds of such other assets. The Term Facility will be secured by a first-priority lien (subject to certain exclusions and exceptions) in all assets of UAP Holdings and its subsidiaries and all proceeds thereof other than the Current Asset Collateral, and a second-priority lien in the Current Asset Collateral.

Covenants

The Amended Credit Facilities will contain financial, affirmative and negative covenants that we believe are usual and customary for facilities of this type. The negative covenants in the Amended Credit Facilities include, among other things, limitations (each of which shall be subject to standard and customary and other exceptions for financings of this type) on UAP Holdings’, United Agri Products’ and their subsidiaries’ ability to:

•	declare dividends and make other distributions;

•	prepay, redeem or repurchase certain subordinated indebtedness;

•	make loans and investments (including acquisitions);

•	incur additional indebtedness;

•	grant liens;

•	enter into sale-leaseback transactions;

•	modify their organizational documents;

•	change their fiscal year;

•	restrict dividends from subsidiaries or restrict liens;

•	enter into new lines of business;

•	recapitalize, merge, consolidate or enter into acquisitions;

•	sell their assets; and

•	enter into transactions with their affiliates.

In addition, the Amended Credit Facilities will require UAP Holdings and its subsidiaries to maintain a minimum fixed charge coverage ratio if availability falls below $50,000,000.

Events Of Default

Events of default under the Amended Credit Facilities include customary events of default, including, without limitation, nonpayment, misrepresentations, breach of covenants, insolvency, bankruptcy, certain judgments, change of control and cross-defaults.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Document
99.1	Press Release of UAP Holding Corp. and United Agri Products, Inc. dated May 3, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 3, 2006	UNITED AGRI PRODUCTS, INC.
(Registrant)

	By:	/s/ Todd A. Suko
Todd A. Suko
Vice President, Secretary and General Counsel

EXHIBIT INDEX

Exhibit Number	Description of Exhibits
99.1	Press Release dated May 3, 2006.